UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2008
Post Properties, Inc.
Post Apartment Homes, L.P.
(Exact name of registrant as specified in its charter)
Georgia
Georgia
(State or other jurisdiction of incorporation)
1-12080
0-28226
(Commission File Number)
58-1550675
58-2053632
(IRS Employer Identification Number)
4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327
(Address of principal executive offices)
Registrant’s telephone number, including area code (404) 846-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On October 16, 2008, the Board of Directors of Post Properties, Inc. (the “Company”) appointed Dale Anne Reiss to the Board of Directors. Ms. Reiss was also appointed to serve on the Company’s Audit Committee and Nominating and Corporate Governance Committee.
Ms. Reiss is the recently retired Global Director of Real Estate, Hospitality and Construction Services for Ernst & Young LLP. Ms. Reiss was a senior partner at Ernst & Young LLP from 1995 through 2008, and a managing partner at its predecessor, Kenneth Levanthal & Company, from 1985 through its merger with Ernst & Young in 1995. Ms. Reiss is a Certified Public Accountant and received a B.S. degree in economics and accounting from the Illinois Institute of Technology and an M.B.A. degree from the University of Chicago.
Ms. Reiss’ appointment to the Board of Directors satisfies the Company’s obligations to Pentwater Capital Management LP and Pentwater Growth Fund Ltd. (collectively, “Pentwater”) under the agreement dated August 4, 2008, pursuant to which the Company agreed, among other things, to identify a new independent director reasonably acceptable to Pentwater to be appointed to the Board of Directors.
Since the beginning of the Company’s last fiscal year, there have been no relationships or transactions between the Company and Ms. Reiss that are required to be disclosed under Item 404(a) of Regulation S-K.
A copy of the press release announcing the appointment of Ms. Reiss to the Board of Directors and the Company’s Annual Meeting voting results is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
The information regarding the new form of Indemnification Agreement described in Item 1.01 is also incorporated herein by reference.
(e) On October 16, 2008, the Shareholders of the Company approved the Amended and Restated Post Properties, Inc. 2003 Incentive Stock Plan (the “Plan”) pursuant to which the Company grants awards of stock to directors and eligible employees. The Plan amends and restates the Post Properties Inc. 2003 Incentive Stock Plan originally approved by the Shareholders of the Company at a meeting on May 22, 2003. The Plan will (i) increase the number of shares of Company common stock reserved for issuance and available for grant by 1,600,000 shares, (ii) eliminate the separate 500,000 share limit with respect to shares of common stock that may be issued as grants of shares of common stock but add a 500,000 share limit on the grants that can be made each year to any individual, (iii) modify the method by which shares underlying grants are counted against the shares reserved for issuance and available for grant, (iv) add performance measures for purposes of Section
162(m) of the Internal Revenue Code that may be used by the Executive Compensation and Management Development Committee in connection with performance-based awards and (v) extend the life of the Plan to October 16, 2018. The foregoing description is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement.
On October 16, 2008, the Board of Directors of the Company approved a new form of Indemnification Agreement (the “Agreement”). David R. Schwartz and Dale A. Reiss, both newly elected members of the Board of Directors of the Company, will enter into this Agreement in connection with the commencement of their service on the Board. Each of the current directors and executive officers will enter into an amended and restated form of the Agreement to replace their existing agreements. The Agreement supplements the Company’s Bylaws and Georgia law in providing certain indemnification rights to the Company’s directors and executive officers. The Agreement provides, among other things, that the Company will indemnify its directors and executive officers to the fullest extent permitted by Georgia law and to any greater extent that Georgia law may in the future permit, including the advancement of legal fees and other expenses incurred by the directors and/or executive officers in connection with any threatened, pending or completed action, suit or proceeding, whether of a civil, criminal, administrative, arbitrative or investigative nature, arising out of the individual’s service as a director or executive officer, subject to certain exclusions and procedures set forth in the Agreement. The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
Exhibit 10.1     Amended and Restated Post Properties Inc. 2003 Incentive Stock Plan.
Exhibit 10.2     Form of Indemnification Agreement.
Exhibit 99.1     Press Release.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 22, 2008

POST PROPERTIES, INC.
By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 22, 2008

POST APARTMENT HOMES, L.P.
By:	POST GP HOLDINGS, INC.,
as General Partner

	By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Index
10.1	Amended and Restated Post Properties Inc. 2003 Incentive Stock Plan.

10.2	Form of Indemnification Agreement.

99.1	Press Release of Post Properties, Inc., dated October 16, 2008.